AIM VARIABLE INSURANCE FUNDS, INC.

                             PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into this 25th day of February, 1993 by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY ("CG LIFE") on its own behalf and on behalf of CG VARIABLE ANNUITY SEPARATE ACCOUNT (the "SEPARATE ACCOUNT"), and the AIM VARIABLE INSURANCE FUNDS, INC. (the "FUND") and AIM DISTRIBUTORS, INC. ("DISTRIBUTOR").

                                   WITNESSETH

     WHEREAS, CG LIFE and A I M MANAGEMENT GROUP INC. have entered into an agreement dated June 30, 1992 entitled "PRODUCT DEVELOPMENT AGREEMENT" to jointly develop a variable annuity product; and

     WHEREAS, the FUND has been organized for investment of life insurance companies' customers through separate accounts; and

     WHEREAS, CG LIFE intends to purchase shares in the FUND on behalf of the SEPARATE ACCOUNT; and

     WHEREAS, DISTRIBUTOR is authorized to sell such shares to the SEPARATE ACCOUNT;

     NOW, THEREFORE, in consideration of the covenants, mutual promises herein contained and other good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 The Parties agree that the following terms shall have the meanings set forth below:

     Board - The Board of Directors of the FUND.

     Business Day - Any day on -which the FUND computes its net asset value pursuant to rules of the SEC and as described in the Prospectus for the FUND;



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     Code - The Internal Revenue Code of 1986, as amended;

     Contract(s) - Any individual or group variable annuity contract or combination fixed and variable annuity contract or certificate issued under a group contract by CG LIFE or any of its affiliates which provides for the FUND as an investment through the SEPARATE ACCOUNT;

     Distribution Agreement - The Agreement between the FUND and DISTRIBUTOR dated _______________ concerning the sale and distribution of FUND shares;

     General Account - The assets of CG LIFE other than those allocated to the SEPARATE ACCOUNT or any other separate accounts of CG LIFE established under Connecticut insurance statutes;

     NASD - The National Association of Securities Dealers, Inc.;

     Owners - The person, persons, entity, or entities entitled to the ownership rights stated in the Contracts;

     Participants - Individuals who participate under group Contracts;

     Portfolio - A separate class or series of shares of the FUND constituting an investment sub-account as described in the FUND Prospectus with investment objectives, policies and restrictions distinct from the other investment sub-accounts of the FUND;

     Prospectus  -  The  current  prospectus  and  corresponding   statement  of
additional information for either the FUND or the Contracts;

     Sales Literature - Advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

     SEC - The United States Securities and Exchange Commission;

     1940 Act - The Investment Company Act of 1940 including the rules thereunder;



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     1933 Act - The Securities Act of 1933 including the rules thereunder;

     1934 Act - The Securities Exchange Act of 1934 including the rules thereunder;


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 CG LIFE represents and warrants that:

     (a) It is a life insurance company duly organized and in good standing under the laws of the State of Connecticut with the right to do business and proper authority to issue fixed and variable annuity contracts in 50 states.

     (b) The SEPARATE ACCOUNT has been legally and validly established as a segregated asset account of CG LIFE by resolution of the Board of Directors of CG LIFE on May 15, 1992 under Section 38a-433 of the Connecticut Insurance Statutes, to set aside and invest assets attributed to the Contracts and that the income, gains and losses, whether or not realized, from assets allocated to the SEPARATE ACCOUNT are, in accordance with state law and the Contracts, to be credited to or charged against such SEPARATE ACCOUNT without regard to other income, gains or losses from assets allocated to any other accounts of CG LIFE.

     (c) The assets of the SEPARATE ACCOUNT are and will be kept separate from the assets of the General Account and any other separate account of CG LIFE, and will not be charged with liabilities from any business that CG LIFE may conduct or the liabilities of any companies affiliated with CG LIFE.

     (d) The SEPARATE ACCOUNT is an insurance company separate account under the 1940 Act and is registered as a unit investment trust in accordance with provisions of the 1940 Act to the extent required by said Act.

     (e) The Contracts or interests therein have been duly registered under the 1933 Act and will be issued and sold in compliance with the 1933 Act, the 1934 Act, NASD rules and regulations, and applicable state law.

     (f) The Contracts are currently treated as annuity contracts under the Code and CG LIFE will make every effort to maintain such treatment and will notify the FUND and DISTRIBUTOR immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.



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     (g) CG LIFE will not on its own behalf or on behalf of the SEPARATE ACCOUNT directly or indirectly transfer or otherwise convey shares of the FUND to any party including another insurance company separate account without the prior written consents of DISTRIBUTOR and the FUND, which consents will not be unreasonably withheld.

     (h) All legal and regulatory licenses, approvals and consents have been obtained and shall be maintained, as required, to offer the Contracts for sale.

     2.2 The FUND represents and warrants that:

     (a) It is a series type open end management investment company registered under the 1940 Act to the extent required by said Act.

     (b) FUND shares sold pursuant to this Agreement are registered under the 1933 Act to the extent required by said Act and are duly authorized for issuance and sold in compliance with all applicable federal securities laws. FUND will register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND or DISTRIBUTOR.

     (c) Interests in the FUND are currently divided into seven Portfolios each representing a separately managed portfolio of securities and other assets.

     (d) It possesses and shall maintain, all legal and regulatory licenses, approvals and consents required to offer its shares as an investment for the SEPARATE ACCOUNT under the Contracts.

     (e) It is currently qualified as a Regulated Investment Company under Subchapter M of the Code; and it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify CG LIFE immediately upon having a reasonable basis for believing that it no longer qualifies or that it might not so qualify in the future.

     (f) The assets of the FUND are currently managed and invested in a manner that complies with section 817(h) of the Code.

     2.3 DISTRIBUTOR represents and warrants that:

     (a) It is registered as a broker-dealer with the SEC and is a member in good standing of the NASD.

     (b) It is authorized, pursuant to the Distribution Agreement, to sell shares of the FUND to CG LIFE and the SEPARATE ACCOUNT at net asset value.

                                   ARTICLE III

                  SALE, ISSUANCE, AND REDEMPTION OF FUND SHARES

     3.1 DISTRIBUTOR will, subject to the terms of the Distribution Agreement, sell to CG LIFE those shares of the FUND that CG LIFE orders on behalf of the SEPARATE ACCOUNT based on transactions under the Contracts, executing such orders on a daily basis at the FUND's net asset value per share computed as of the close of business on the Business Day immediately prior to the date the order is received by DISTRIBUTOR, provided that DISTRIBUTOR receives notice of such orders by 11:00 a.m., Eastern Time. Any orders to purchase shares of the FUND not based on transactions under Contracts will be effected at the FUND's net asset value per share next computed after the order is received by the DISTRIBUTOR.

     3.2 The FUND, pursuant to the FUND's Prospectus, will redeem for cash, upon request, any full or fractional shares that CG LIFE holds on behalf of the SEPARATE ACCOUNT based on transactions under the Contracts, executing such requests on a daily basis at the FUND's net asset value per share computed as of the close of business on the Business Day immediately prior to the date the order is received by the FUND provided said order to redeem is received by the FUND by 11:00 a.m. Eastern Time. Any orders to redeem shares of the FUND not based on transactions under Contracts will be effected at the FUND's net asset value per share next computed after the order is received by the FUND.

     Subject to the applicable rules and regulations, if any, of the SEC, and pursuant to the FUND's Prospectus, the FUND may pay the redemption price, in whole or in part, by a distribution in kind of securities from the respective Portfolios of the FUND in lieu of money when such payment is pursuant to a change in advisor or a reclassification, substitution, merger or other restructuring of the FUND or its shares.

     3.3 To the extent the purchase of FUND shares on a given Business Day pursuant to &3.1 herein, exceeds the redemption of FUND shares, pursuant to &3.2 herein, CG LIFE shall make all reasonable efforts to transmit to the FUND payment in Federal Funds of the net purchase amount by 3:00 p.m. Eastern Time on the Business Day DISTRIBUTOR receives the notice of the order, but in any event not later than the close of business hours of the bank designated by the FUND for receipt of said payment. A purchase request that does not satisfy the conditions specified within this Article III will be effected at the net asset value per share computed on the Business Day prior to the Business Day upon which such conditions have been satisfied.

     3.4 The FUND will make its shares available to CG LIFE and the SEPARATE ACCOUNT for purchase at the applicable net asset value per share on any Business Day.

     3.5 Notwithstanding &3.4 above, the FUND may suspend the sale or redemption of shares pursuant to the conditions set forth in the FUND's Prospectus and the Board may refuse to sell shares of the FUND, or suspend or terminate the offering of shares of the FUND if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND. The FUND or its designee will provide CG LIFE advance notice of any such suspension or refusal to sell whenever possible.

     3.6 Issuance and transfer of FUND shares will be by book entry only. Stock certificates will not be issued to CG LIFE or the SEPARATE ACCOUNT. Shares ordered from the FUND will be recorded by the FUND's transfer agent in an appropriate title for CG LIFE on behalf of the SEPARATE ACCOUNT.

     3.7 The FUND shall furnish same day notice (by wire or telephone, followed by written confirmation) to CG LIFE of any income dividends or capital gain distributions payable on the shares of the FUND. CG LIFE hereby elects to receive all such income dividends and capital gain distributions as are payable on FUND shares in the form of additional shares of the FUND. CG LIFE reserves the right to revoke this election and to receive all income dividends and capital gain distributions in cash. The FUND shall notify CG LIFE of the number of shares so issued as payment of such dividends and distributions.

     3.8 The FUND shall make the net asset value per share for the FUND available to CG LIFE, on a daily basis, as soon as reasonably practical after the net asset value per share is calculated, and shall use its best efforts to make such net asset value Per share available by 6:00 p.m. Eastern Time.

     In the event that the FUND is unable to meet the 6:00 p.m. time stated herein it shall provide additional time for CG LIFE to place orders for the purchase (pursuant to &3.1) or redemption (pursuant to &3.2) of FUND shares. Said additional time shall be equal to the additional time which the FUND takes to make the net asset value per share available to CG LIFE.

     3.9 The FUND, on behalf of the Portfolios, agrees at all times to invest money from the SEPARATE ACCOUNT in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder in so far as such investment is required for such treatment. CG LIFE undertakes to promptly notify the FUND, in writing, of any change in the Code and regulations with respect to the requirements for annuity tax treatment.



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     3.10 The FUND may, but is not required to, establish additional  Portfolios to provide additional investments for the SEPARATE ACCOUNT, and may delete existing Portfolios. The shares of any additional Portfolios of the FUND may be made available to the SEPARATE ACCOUNT by DISTRIBUTOR, pursuant to the terms of this Agreement, and any reference to Portfolio of the FUND or its shares herein shall include any such new Portfolio of the FUND.

     3.11 FUND shares will not be sold directly to the general public. In addition, FUND shares will not be sold to separate accounts of life insurance companies other than CG LIFE, Nationale-Nederlanden (ANN@), or affiliates of either CG LIFE or NN in accordance with the Product Development Agreement (APDA@) dated June 30, 1992, between AIM Management Group Inc. and CG LIFE, provided the market place acceptance levels, as defined in the PDA, are met. In accordance with 120 of the PDA, if said acceptance levels are not met, DISTRIBUTOR and the FUND may, but are not required to, sell FUND shares to other life insurance company separate accounts and CG LIFE agrees that the restrictions contained in the PDA are hereby amended to correspond with this provision.

     3.12 The FUND shall provide a monthly statement of account to CG LIFE as of the end of each month by the fifteenth (15th) Business Day of the following month. FUND shall also provide daily performance reports for each Portfolio to CG LIFE.


                                   ARTICLE IV

                    PROSPECTUS, PROXY STATEMENTS, AND VOTING

     4.1 DISTRIBUTOR will provide CG LIFE or its designee with copies of the FUND's current prospectus as the same may be amended or supplemented from time to time in such quantities as CG LIFE may reasonably request. In lieu thereof, DISTRIBUTOR and CG LIFE may agree to have the new prospectus for the Contracts and the new prospectus for the FUND printed together in one document. In this event, the FUND will produce a final copy of the new prospectus for the FUND and any amendments or supplements thereto (set in type) and CG LIFE will produce a final copy of the prospectus for the Contracts and any amendments or supplements thereto (set in type) and the FUND or CG LIFE will have the two prospectuses printed in one document.

     4.2 The FUND Prospectus will state that the Statement of Additional Information ("SAI") for the FUND is available from DISTRIBUTOR (or the Prospectus will state that the SAI is available from the FUND), and DISTRIBUTOR or the FUND will provide the SAI free of charge to CG LIFE and to any Owner or Participant who requests same.

     4.3 The FUND will provide CG LIFE or its designee with copies of its proxy materials, reports to shareholders, other communications to shareholders, including amendments or revisions thereto, in such quantity as CG LIFE may reasonably require for delivery to Owners or Participants.

     4.4 CG LIFE or its designee will deliver in a timely manner all materials described in &4.1 and &4.3 herein to Owners and Participants in compliance with the requirements of relevant provisions of federal and state law and any rules or interpretations thereof.

     4.5 The FUND, in complying with all provisions of the 1940 Act requiring voting by shareholders, will solicit the vote of CG LIFE by means of proxy material.

     4.6 CG LIFE will, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through and echo voting,

     (a) solicit voting instructions from Owners or Participants,

     (b) vote FUND shares held in the SEPARATE ACCOUNT attributable to Contracts in accordance with instructions received from Owners or Participants, and

     (c) vote FUND shares for which no instructions have been received in the same proportion as the FUND shares for which instructions have been received.

     4.7 CG LIFE will vote FUND shares held in its own right (not attributable to Contracts) in the SEPARATE ACCOUNT or held by the General Account, in any manner which would comply with the 1940 Act, the regulations thereunder, and current interpretations of SEC staff.

                                    ARTICLE V

                         SALES MATERIAL AND INFORMATION

     5.1 CG LIFE will furnish, or will cause to be furnished, to the FUND or DISTRIBUTOR or other designee, each piece of Sales Literature or other promotional material in which the FUND or its investment adviser or DISTRIBUTOR is named, at least thirty (30) business days prior to its intended use. No such material will be used if the FUND or DISTRIBUTOR or other designee object to such use in writing within thirty (30) business days after receipt of such material.

     5.2 CG LIFE will not give any information or make any representations or statements, or cause such information to be given or representations to be made, on behalf of the FUND or concerning any Portfolio of the FUND in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus for FUND shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy materials for the FUND, or in Sales Literature or other promotional material prepared by the FUND or its designee or by DISTRIBUTOR, except with the written permission of the FUND or DISTRIBUTOR or other designee.


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     5.3  DISTRIBUTOR  or  its  designee  will  furnish,  or  will  cause  to be furnished, to CG LIFE or its designee, each piece of Sales Literature or other promotional material of the FUND in which CG LIFE or the SEPARATE ACCOUNT is named, at least thirty (30) business days prior to its intended use. No such material will be used if CG LIFE or its designee object to such intended use in writing within thirty (30) business days after receipt of such material.

     5.4 DISTRIBUTOR will not give any information or make any representations or statements, or cause such information to be given or representations to be made, on behalf of or concerning CG LIFE, the SEPARATE ACCOUNT or the Contracts other than the information or representations contained in a registration statement or Prospectus for such Contracts, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports for the SEPARATE ACCOUNT that are prepared and approved by CG LIFE for distribution to Owners and Participants, or in Sales Literature or other promotional material approved by CG LIFE or its designee, except with the written permission of CG LIFE.

     5.5 The FUND will provide to CG LIFE one complete copy of all registration statements, Prospectuses, reports (other than reports to shareholders), any preliminary proxy material, Sales Literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the FUND or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     5.6 CG Life will provide to the FUND and DISTRIBUTOR one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, Sales Literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Contracts or the SEPARATE ACCOUNT, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                                   ARTICLE VI

                                FEES AND EXPENSES



     6.1 All expenses incident to performance by the FUND under this Agreement will be paid by the FUND or the FUND's designee. The FUND will bear, or arrange for others to bear, the expenses of registration and qualification of its shares, preparation and filing of its Prospectus and registration statement, proxy material and reports to shareholders. The Fund will also bear, or arrange for others to bear, the costs of setting in type the FUND Prospectus, proxy material and reports to shareholders, SAI, and printing FUND materials described in this &6.1 in quantities sufficient for delivery to Contract Owners and Participants, and delivery of said materials to CG LIFE or the SEPARATE ACCOUNT. The FUND will also bear, or arrange for others to bear, the costs associated with preparation of all FUND statements and FUND notices required by any federal or state law, and all taxes on the issuance or transfer of FUND shares.

     6.2 All expenses incident to performance by CG LIFE and the SEPARATE ACCOUNT under this Agreement will be paid by CG LIFE or CG LIFE's designee. CG LIFE shall bear or arrange for others to bear the expenses of registration and qualification of the units of interests in the SEPARATE ACCOUNT and for the Contracts, preparation and filing of the corresponding Prospectus and registration statement, voting instructions forms and related correspondence for Contract Owners and Participants, and CG LIFE reports to Contract Owners and Participants. CG LIFE will also bear, or arrange for others to bear, the costs of setting in type the SEPARATE ACCOUNT or Contract Prospectus, the voting instructions forms and related correspondence, the SEPARATE ACCOUNT or Contract SAI, printing SEPARATE ACCOUNT or Contract materials described in this &6.2 in quantities sufficient for delivery to Contract Owners and Participants, and delivery of said materials to Contract Owners and/or Participants. CG LIFE will also bear, or arrange for others to bear, the costs associated with preparation of all SEPARATE ACCOUNT or Contract statements and SEPARATE ACCOUNT or Contract notices required by any federal or state law, and all taxes on the issuance or transfer of the units of interest of the SEPARATE ACCOUNT or the Contracts.

     6.3 CG LIFE will bear the expenses of delivery of the FUND proxy materials, proxy cards and voting instruction forms (collectively "proxy information) to Contract Owners and Participants, tabulating the results of proxy solicitations to Owners and Participants, delivery of the FUND prospectuses as they may be amended or supplemented from time to time to Owners and Participants, and any expenses associated with preparation of, filing for state approvals, issuance, shareholder service, and administration of the Contracts otherwise contemplated by this Agreement.

     6.4 The FUND, at its expense, will provide the monthly statement of account and daily performance reports required by &3.12 of this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification By CG LIFE

          (a) CG LIFE will indemnify and hold harmless the FUND and DISTRIBUTOR and each of its Board members, officers and employees and each person, if any, who controls the FUND within the meaning of Section 15 of the 1933 Act (collectively, the AIndemnified Parties@ for purposes of this &7.1.) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of CG LIFE) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:


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               (i)  arise  out of or are based  upon any  failure  by CG LIFE to perform the duties or assume the general business responsibilities of CG LIFE with respect to the design, drafting, state approvals, issuance, servicing and administration of the Contracts, or the establishment and maintenance of the SEPARATE ACCOUNTS; or

               (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or Prospectus for the Contracts or the SEPARATE ACCOUNT or contained in the Contracts or Sales Literature for the Contracts or the SEPARATE ACCOUNT (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnification will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to CG LIFE by or on behalf of the
          FUND  or  DISTRIBUTOR  for  use  in  the  registration   statement  or
          Prospectus for the Contracts or the SEPARATE ACCOUNT or in the Contracts or Sales Literature (or any amendment or supplement thereto) or otherwise for use in connection with the Contracts or the SEPARATE ACCOUNT; or

               (iii) arise out of, or are based upon, statements or representations (other than statements or representations contained in the registration statement, Prospectus or Sales Literature of the FUND not supplied by CG LIFE, or persons under its control) made by CG Life or persons under its control; or arise out of or are based upon failure to supervise persons under CG LIFE'S control or entities or individuals with which CG LIFE contracts; or arise out of, or are based upon, wrongful conduct of CG LIFE or persons under its control; with respect to the sale or distribution of the Contracts or the SEPARATE ACCOUNT; or

               (iv) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement-- Prospectus, or Sales Literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the FUND or the DISTRIBUTOR by or on behalf of CG LIFE; or

               (v) arise out of or result from any failure by CG LIFE to provide the services and furnish the materials contemplated by this Agreement; or

               (vi) arise out of or result from any material breach of any representation and/or warranty made by CG LIFE in this Agreement or arise out of or result from any other material breach of this Agreement by CG LIFE: except to the extent provided in &7.1(b) and &7.1(c) hereof.

          (b) CG LIFE will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to CG LIFE, whichever is applicable.

          (c) CG LIFE will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified CG LIFE in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify CG LIFE of any such claim will not relieve CG LIFE from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, CG LIFE shall be entitled to participate, at its own expense, in the defense of such action. CG LIFE also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from CG LIFE to such party of CG LIFE'S election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and CG LIFE will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Parties will promptly notify CG LIFE of the commencement of any litigation or proceeding against them in connection with the transactions which are the subject of this Agreement whether or not indemnification is being sought hereunder.

     7.2 Indemnification By DISTRIBUTOR

          (a) DISTRIBUTOR will indemnify and hold harmless CG LIFE and each of its Board members, officers and employees and each person, if any, who controls CG LIFE within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this &7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of DISTRIBUTOR) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

               (i) arise out of or are based upon any failure by the DISTRIBUTOR to perform the duties or assume the general business responsibilities of the DISTRIBUTOR with respect to the sale of shares of the FUND to CG LIFE on behalf of the SEPARATE ACCOUNTS; or

               (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Sales Literature for the FUND and/or the Sales Literature prepared by DISTRIBUTOR for the Contracts, or arise out of or are based upon the omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to DISTRIBUTOR by or on behalf of CG LIFE for use in the Sales Literature or otherwise for use in connection with the sale of FUND shares: or

               (iii)   arise   out  of  or  are   based   upon   statements   or
          representations (other than statements or representations contained in the registration statement, Prospectus or Sales Literature of the FUND or the Contracts not supplied by DISTRIBUTOR, or persons under its control) made by DISTRIBUTOR or persons under its control; or arise out of or are based upon failure to supervise persons under DISTRIBUTOR'S control or arise out of or are based upon wrongful conduct of DISTRIBUTOR or persons under its control; all of the foregoing with respect to the sale or distribution of FUND shares; or

               (iv) arise out of any untrue statement or alleged untrue statement of a material fact contained in Sales Literature designed and produced by CG LIFE for the Contracts or the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to CG LIFE by or on behalf of DISTRIBUTOR; or

               (v) arise out of or result from any failure by DISTRIBUTOR to provide the services and furnish the materials contemplated by this Agreement; or

               (vi) arise out of or result from any material breach of any representation and/or warranty made by DISTRIBUTOR in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR.

          (b) DISTRIBUTOR will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to DISTRIBUTOR, whichever is applicable.

          (c) DISTRIBUTOR will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim will not relieve DISTRIBUTOR from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DISTRIBUTOR shall be entitled to participate, at its own expense, in the defense of such action. DISTRIBUTOR also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Parties will promptly notify DISTRIBUTOR of the commencement of any litigation or proceeding against them in connection with the transactions which are the subject of this Participation Agreement whether or not indemnification is being sought hereunder.


                                  ARTICLE VIII

                          TERMINATION OF THIS AGREEMENT

     8.1 Termination. This Agreement will terminate:

          (a) as to any party hereto, at the option of that party, for any reason or for no reason upon prior written notice to the other parties as provided in &8.2 herein; or

          (b) at the option of the FUND or DISTRIBUTOR in the event that formal administrative proceedings are instituted against CG LIFE by the NASD, the SEC, any insurance commissioner or any other regulatory body regarding CG LIFE's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of the SEPARATE ACCOUNT, or the purchase of the FUND shares, provided, however, that the FUND determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of CG LIFE to perform its obligations under this Agreement; or

          (c) at the option of CG LIFE in the event that formal administrative proceedings are instituted against the FUND or the DISTRIBUTOR by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body, regarding the duties of the FUND or the DISTRIBUTOR under this Agreement or related to the operation of the FUND or' with respect to the sale of FUND shares provided, however, that CG LIFE determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the FUND or the DISTRIBUTOR to perform its respective obligations under this Agreement; or

          (d) at the option of CG LIFE with respect to the SEPARATE ACCOUNT, upon receipt of any requisite regulatory authority to substitute the shares of another investment company for shares of the FUND in accordance with the terms of the Contracts and in accordance with the investment policy or standards of conduct of the SEPARATE ACCOUNT.

          (e) at the option of CG LIFE, in the event any of the FUND's shares are not registered, issued or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by CG LIFE; or

          (f) at the option of CG LIFE, if the FUND fails to meet the diversification requirements specified in &2.2(f) hereof; or

          (g) at the option of the FUND, if the Contracts fail to satisfy the diversification requirements of the Code and the regulations thereunder, or fail to be treated as annuity contracts under the Code.

     8.2 Notice Requirement for Termination. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate and such notice shall set forth the basis for such termination. Furthermore,

          (a) in the event that any termination is based upon the provisions of &8.1(a), hereof, such prior written notice shall be given at least 180 days in advance of the effective date of termination as required by such provision; and

          (b) in the event that any termination is based upon the provisions of &8.1(b) or &8.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination.

          (c) in the event that any termination is based upon the provisions of &8.1(d) CG LIFE will give at least 60 days prior written notice to the FUND of the date of any proposed action to substitute FUND shares, including the filing of any applicable exemptive application under the 1940 Act relating to the SEPARATE ACCOUNT; and CG LIFE will provide the FUND and the DISTRIBUTOR with a copy of any such exemptive application in accordance with &5.6 of this Agreement.

          (d) in the event that any termination is based upon the provisions of &8.1(e), &8.1(f), or &8.1(9) hereof, such prior written notice shall be given as soon as possible within 24 hours after the terminating party learns of the event causing termination to be required.

     8.3 Partial Termination. It is also understood that this Agreement may be terminated with regard to a specific Portfolio or Portfolios of the Fund, or the entire Fund at the discretion of the terminating party. Notwithstanding any termination of this Agreement, the FUND and DISTRIBUTOR shall, at the option of CG LIFE, continue to make available additional shares of the FUND pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the Owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Contracts.


                                   ARTICLE IX

                                     NOTICES

     Any notice will be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to             CG LIFE Connecticut General Life Insurance Company
         or the            Hartford, Connecticut 06152
         SEPARATE ACCOUNT: Attention: Robert A. Picarello, Esquire

         If to the FUND:      AIM VARIABLE INSURANCE FUNDS, INC.
                              11 Greenway Plaza, Suite 1919
                              Houston, Texas 77046-1173
                              Attention: Corporate Secretary

         If to DISTRIBUTOR:   A I M DISTRIBUTORS, INC.
                              11 Greenway Plaza, Suite 1919
                              Houston, Texas 77046-1173
                              Attention: General Counsel


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable provisions of the 1940 Act, the latter shall control.

     10.2 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be effected thereby.

     10.3 This Agreement contains the entire understanding and agreement with respect to the subject matter of this Agreement and may not be amended except in writing by the parties hereto.

     10.4 Each party hereto shall cooperate with the other parties and all appropriate government authorities and shall permit access to its books and records in connection with any investigation or inquiry relating to the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                       by:


Michael Chang                       Frank G. Dranginis
Attest                              Title:  Vice President


                                    AIM VARIABLE INSURANCE FUNDS, INC.
                                    by:


Nancy L. Martin                     Robert H. Graham
Attest                              Title:  President


                                    A I M DISTRIBUTORS, INC.
                                    by:


Carol F. Relihan                    Michael J. Cimo
Attest                              Title:  President